UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 10, 2003

BRIAZZ, INC.

(Exact name of registrant as specified in its charter)

Washington	000-32527	91-1672311

(Jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

3901 7th Avenue South, Suite 200
Seattle, Washington 98108-5206

(Address and zip code of principal executive offices)

Registrant’s telephone number, including area code: (206) 467-0994

Not Applicable

(Former name or address, if changed since last report)

Forward-Looking Statements

This report contains statements that may constitute “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Such statements include comments regarding the use of proceeds of the financing with Spinnaker Investment Partners, L.P., our ability to comply with the financial covenants set forth in the $550,000 secured promissory note, the number of shares of our common stock into which the shares of our series D and series E preferred stock may become convertible, the conversion price at which the shares of our series D and series E preferred stock may become convertible, and our proposed financing with DB Advisors, LLC and other investors. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future results or performance and involve risks and uncertainties, and actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include, without limitation, fluctuation of our operating results, our ability to obtain additional financing on terms favorable to us, or at all, our ability to compete successfully, our ability to successfully transition food production to third parties, our reliance upon Flying Food Group, L.L.C., our ability to meet our obligations, actions of our debt holders, landlords and suppliers, office occupancy, our ability to maintain current cafe locations and secure new ones, food and labor costs and operation in only four geographic areas. For additional factors that may cause actual results to differ materially from those contemplated by such forward-looking statements, please see the section entitled “Risk Factors” in Item 1 of our report on Form 10-K, filed on March 31, 2003, and in other filings on file with the SEC, which risk factors are incorporated herein as though fully set forth. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.

Item 5.  Other Events

On April 10, 2003, we completed the offer and sale of $550,000 in secured promissory notes, warrants, and series E preferred stock to Spinnaker Investment Partners, L.P. (“Spinnaker”), a fund managed by Spinnaker Capital Partners, LLC. Spinnaker anticipates converting these securities into the proposed financing with DB Advisors, LLC, as previously announced and discussed in more detail below. In consideration for $550,000 in cash, we issued Spinnaker a $550,000 secured promissory note, a five-year warrant exercisable for 1,193,546 shares of our common stock at a price per share of $0.50, and 25 shares of series E preferred stock. The terms of the note, warrant and series E preferred stock are substantially similar to the terms of the note, warrant and series D preferred stock we issued to Briazz Venture, L.L.C. (“Briazz Venture”) on March 6, 2003. We granted Spinnaker registration rights covering the shares of our common stock issuable upon conversion of the series preferred stock and exercise of the warrant. We agreed to cause up to one person designated by Spinnaker to be appointed to our Board of Directors. We will use the proceeds of the financing for working capital, after deduction of expenses and a $50,000 management fee payable to Spinnaker Capital Partners, LLC. In connection with the financing, Spinnaker, Laurus Master Fund, Ltd. and Flying Food Group, L.L.C. and its affiliates, including Briazz Venture, entered into an inter-creditor agreement in which they agreed that their respective security interests in our assets would rank equally in priority.

Spinnaker Capital Partners, LLC is a private equity fund investing in various equity and debt instruments in smaller middle market consumer oriented businesses within the franchise industry. One of our directors, Charles C. Matteson, Jr., is a general partner of Spinnaker Capital Partners, LLC.

The $550,000 secured promissory note bears interest at 10% per year. Interest is payable monthly in arrears, in cash. The note matures, and all principal and accrued and unpaid interest becomes due, on March 6, 2004. The note may, however, become due prior to March 6, 2004 if we fail to meet financial covenants set forth in the note.

If our shareholders approve the conversion of our series D and series E preferred stock, the series E preferred stock will be convertible at the option of the holder, for an aggregate conversion price of up to $500,000 for a period of five years, into approximately one quarter (1/4) of the number of shares of common stock into which the series D preferred stock is convertible. The number of shares of our common stock into which our series E preferred stock may be converted and the conversion price per share of common stock will initially be fixed on the date that the series E preferred stock first becomes convertible. If our shareholders approve the conversion of our preferred stock, then based upon our outstanding securities as of April 10, 2003, assuming that we do not issue, cancel or modify any of our securities prior to the date of shareholder approval and assuming that Briazz Venture and Spinnaker do not exercise their warrants prior to the date of shareholder approval, the series D preferred stock would initially be convertible into a total of approximately 33,171,900 shares of our common stock at a conversion price of approximately $0.06 per share of common stock, and the series E preferred stock would initially be convertible into a total of approximately 8,292,975 shares of our common stock at a conversion price of approximately $0.06 per share of common stock. The exact number of shares of our common stock that may be issued on conversion of the series D and series E preferred stock and the exact conversion price of the series D and series E preferred stock cannot be determined until the date we receive shareholder approval.

If our series E preferred stock becomes convertible, then so long as the secured promissory note we issued to Spinnaker remains outstanding, the series E preferred stock will be entitled to vote, with certain exceptions, together with our common stock on an as-converted basis. If the conversion of our series E preferred stock is not approved by our shareholders, the series E preferred stock will not become convertible at the option of the holder and will not be entitled to vote on an as-converted basis. Any shares of series E preferred stock outstanding on the fifth anniversary of the initial issuance of our series E preferred stock will be automatically converted into shares of our common stock at a rate of 1/25th of a share of our common stock per share of our series E preferred stock.

Subject to certain exceptions, if we issue any additional shares of our common stock or any securities convertible or exercisable for shares of our common stock at an effective price that is less than the conversion price of the series E preferred stock or exercise price of the warrant, the conversion or exercise price will be adjusted to equal the effective price at which the new securities were issued. Upon the series E preferred stock becoming convertible, the warrant will automatically terminate. Any exercise of the warrant prior to such time will reduce the aggregate conversion price and number of shares issuable upon conversion of the series E preferred stock.

As disclosed in our Form 10-K for the year ended December 29, 2002, we have entered into a letter of intent to sell senior secured notes and warrants to purchase common stock (the “DB securities”) to DB Advisors, LLC, an affiliate of Deutsche Bank, and other investors. Briazz Venture has agreed to participate in the proposed financing with DB Advisors if the financing is substantially on the same terms as set forth in the letter of intent and if the agreements and related documentation are satisfactory to Briazz Venture. Spinnaker has agreed to participate in the proposed financing with DB Advisors if the financing is substantially on the same terms as set forth in the letter of intent. If Spinnaker and Briazz Venture were to participate in the proposed financing with DB Advisors, their secured promissory notes, warrants and preferred stock would be cancelled as payment for the DB securities. We cannot assure you that this offering will be completed.

Pursuant to the March 2003 financing with Briazz Venture, we agreed that Briazz Venture would receive voting agreements no later than April 5, 2003 from the beneficial holders of not less than 35% of our outstanding common stock, in which the holders agree to vote their shares of our common stock in favor of the approval of the issuance of shares upon conversion of the series D preferred stock. Briazz Venture has agreed to extend this deadline to April 25, 2003. We cannot assure you that Briazz Venture will receive these voting agreements or that it will waive this provision. In the event that Briazz Venture does not receive these agreements and does not waive this provision, we will be in default.

None of the securities described herein have been registered under the Securities Act of 1933, as amended, and none of the securities described herein will be registered under the Securities Act. None of the securities described herein may be offered or sold in the United States or to, or for the account or benefit of, U.S. persons absent registration or an applicable exemption from registration requirements.

This report does not constitute an offer of any of the securities described herein in any jurisdiction.

Item 7.  Financial Statements and Exhibits

Exhibit No.	Description

3.1.2	Articles of Amendment filed April 10, 2003 (including designation of Series E Convertible Preferred Stock).

4.3	Specimen Stock Certificate for Series E Convertible Preferred Stock.

10.37	Purchase Agreement between BRIAZZ and Spinnaker Investment Partners, L.P., dated April 10, 2003.

10.38	$550,000 Senior Secured Note issued by BRIAZZ in favor of Spinnaker Investment Partners, L.P., dated April 10, 2003.

10.39	Warrant to purchase 1,193,546 shares of Common Stock issued by BRIAZZ to Spinnaker Investment Partners, L.P., dated April 10, 2003.

10.40	Amended and Restated Security Agreement by and among BRIAZZ, Briazz Venture, L.L.C. and Spinnaker Investment Partners, L.P., dated April 10, 2003.

10.41	Amended and Restated Agreement Between Creditors by and among BRIAZZ, Laurus Master Fund, Ltd., Spinnaker Investment Partners, L.P. and Flying Food Group L.L.C. and any of its affiliates, including but not limited to Briazz Venture, L.L.C., dated April 10, 2003.

10.42	Amended and Restated Registration Rights Agreement by and among BRIAZZ, Spinnaker Investment Partners, L.P. and Flying Food Group L.L.C. and any of its affiliates, including but not limited to Briazz Venture, L.L.C., dated April 10, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the duly authorized undersigned.

BRIAZZ, INC.

Date: April 14, 2003	/s/ Victor D. Alhadeff

Victor D. Alhadeff Chief Executive Officer, Chief Financial Officer, Secretary and Chairman